UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2018 (August 27, 2018)

WRIGHT MEDICAL GROUP N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-35065	98-0509600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands	None
(Address of Principal Executive Offices)	(Zip Code)

(+ 31) 20 521 4777

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Definitive Material Agreement

On August 27, 2018, Wright Medical Group N.V. (the Company) entered into an underwriting agreement (Underwriting Agreement) with J.P. Morgan Securities LLC, as underwriter (J.P. Morgan), relating to the registered public offering (Offering) of 18,248,932 shares of the Company’s ordinary shares, par value €0.03 per share (the Shares), at an initial price to the public of $24.60 per share. The net proceeds to the Company are expected to be approximately $423 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The Offering is expected to close on August 30, 2018, subject to customary closing conditions. The Offering was made pursuant to the Company’s registration statement of Form S-3 (File No. 333-211115) (the Registration Statement), which was automatically effective upon filing with the Securities and Exchange Commission (SEC) on May 4, 2016, the prospectus included therein and a prospectus supplement dated August 27, 2018.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and J.P. Morgan, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement, and are subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events

Stibbe N.V., counsel to the Company, has issued an opinion to the Company, dated August 29, 2018, regarding the Shares to be sold in the Offering. A copy of the opinion of Stibbe N.V. relating to the validity of the issuance and sale of the Shares is also filed herewith as Exhibit 5.1.

On August 27, 2018, Wright issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 27, 2018, Wright issued a press release announcing that it had priced the Offering. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 27, 2018, between the Company and J.P. Morgan Securities LLC.

5.1	Opinion of Stibbe N.V.

23.1	Consent of Stibbe N.V. (contained in Exhibit 5.1 above).

99.1	Launch Press Release dated August 27, 2018.

99.2	Pricing Press Release dated August 27, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2018	WRIGHT MEDICAL GROUP N.V.

	By:	/s/ Lance A. Berry
Lance A. Berry Senior Vice President and Chief Financial Officer